Exhibit 4.3

SUPPLEMENTAL INDENTURE

dated as of June 28, 2013

among

MALLINCKRODT INTERNATIONAL FINANCE S.A.,

MALLINCKRODT PLC

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

3.500% Senior Notes due 2018

4.750% Senior Notes due 2023

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 28, 2013, among Mallinckrodt International Finance S.A., Inc., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 3b, boulevard Prince Henri, L-1724 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under the number B 172865 (the “Company”), Mallinckrodt plc, an Irish public limited company (the “Guarantor”) and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”).

RECITALS

WHEREAS, the Company, Covidien International Finance S.A., a Luxembourg company (“CIFSA”) and the Trustee entered into the Indenture, dated as of April 11, 2013 (the “Indenture”), relating to the Company’s 3.500% Senior Notes due 2018 (the “2018 Notes”) and the Company’s 4.750% Senior Notes due 2023 (the “2023 Notes” and together with the 2018 Notes, the “Securities”);

WHEREAS, in connection with the separation of the Pharmaceuticals business of Covidien plc from its other businesses and pursuant to the Indenture, CIFSA agreed to guarantee the Securities until the satisfaction of the Guarantee Release Conditions;

WHEREAS, the execution and delivery of this Supplemental Indenture by the Guarantor is a condition to the release of the CIFSA Guarantee and the occurrence of the Completion Date.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 15 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard for conflicts of laws principles that would require the application of any other law.

Section 4. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ John Einwalter
Name:	John Einwalter
Title:	Director

[Signature Page to Supplemental Indenture]

MALLINCKRODT PLC

By:	/s/ Matthew Harbaugh
Name:	Matthew Harbaugh
Title:	Senior Vice President & Chief Financial Officer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Deutsche Bank National Trust Company

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Kisha A. Holden
Name:	Kisha A. Holden
Title:	Vice President

[Signature Page to Supplemental Indenture]